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                                                                 EXHIBIT 24.5


                        POWER OF ATTORNEY WITH RESPECT
                      TO REGISTRATION STATEMENT COVERING
                     DEBT SECURITIES, PREFERRED STOCK AND
                   DEPOSITARY SHARES OF FORD HOLDINGS, INC.


        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, an officer and/or director of FORD HOLDINGS, INC., does hereby constitute and appoint D.
N. McCammon, M. S. Macdonald, J. W. Martin, Jr., F. B. Kulp, J. M. Rintamaki,
L. J. Ghilardi, T. J. DeZure, P. J. Sherry, Jr., and K. S. Lamping, and each of them, severally, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of FORD HOLDINGS, INC., or as an officer or director of FORD HOLDINGS, INC., or by attesting the seal of FORD HOLDINGS, INC., or otherwise), any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD HOLDINGS, INC. to comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) to the Registration Statement or Registration Statements relating to the issuance and sale of Debt Securities, Preferred Stock and any Depositary Shares representing such Preferred Stock, Preferred Stock Purchase Contracts and/or Capital Units of the Company, as authorized by the Board of Directors of FORD HOLDINGS, INC. by unanimous written consents dated February 12, 1992 and August 18, 1994, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of FORD HOLDINGS, INC., or as an officer or director of FORD HOLDINGS, INC., or by attesting the seal of FORD HOLDINGS, INC., or otherwise) to such Registration Statement or Registration Statements and to such amendments (including post-effective amendments) to the Registration Statement or Registration Statements to be filed with the Securities and Exchange Commission, or any of the exhibits, financial statements and schedules, or the Prospectuses, filed therewith, and to file the same with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

        IN WITNESS WHEREOF, the undersigned has signed his name hereto as of the 22nd day of November, 1994.





                                                           E. A. Law
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                                                          (E. A. Law)